SECURITIES AND EXCHANGE COMMISSION
           WASHINGTON, D.C.  20549


                  FORM 8-K








               CURRENT REPORT
   PURSUANT TO SECTION 13 OR 15(d) OF THE
       SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):
July 21, 1998



              Gottschalks Inc.
_______________________________________________________
(Exact name of registrant as specified in its charter)



Delaware                1-09100           77-0159791
(State or Other     (Commission File     (IRS Employer
 Jurisdiction of        Number)     Identification No.)




7 River Park Place East, Fresno, California  93720
 (Address of Principal Executive Offices)   (Zip Code)



Registrant's telephone number including area code:
(209) 434-4800


      Not Applicable
(Former Name or Former Address, if Changed Since Last
Report.)

Item 5.   Other Events

Gottschalks Inc. ("Gottschalks") entered into an Asset
Purchase Agreement (the "Asset Purchase Agreement") dated as of July 21, 1998 among Gottschalks, The Harris
Company ("Harris") and El Corte Ingles, S.A., the parent of Harris ("ECI"), pursuant to which Gottschalks will acquire the assets and certain of the liabilities of Harris for a purchase price consisting of 2,095,900 shares of common stock of Gottschalks, an extendable subordinated note due 2003 in the principal amount of $22,217,598, and the assumption of certain liabilities of Harris. As part of the transaction, Gottschalks will be assuming the leases on five of the stores currently operated by Harris and will be entering into new leases with ECI with respect to the remaining four stores operated by Harris. Concurrently with the closing of the Asset Purchase Agreement, the parties will enter into, among other agreements, a Stockholders' Agreement, a Standstill Agreement and a
Registration Rights Agreement, forms of which are filed herewith as Exhibits to the Asset Purchase Agreement.

Completion of the transaction is subject to obtaining necessary regulatory approvals and various other customary closing conditions. Assuming such approvals are obtained and conditions satisfied, it is anticipated that the transaction will close in August, 1998.

Item 7.   Financial Statements, Pro Forma Financial
Information and Exhibits

          (c)  Exhibits

               2.1  Asset Purchase Agreement dated
                    as of July 21, 1998, among
                    Gottschalks Inc., The Harris
                    Company and El Corte Ingles,
                    S.A., together with all
                    Exhibits thereto. *







* The Schedules to the Asset Purchase Agreement are not filed herewith. The registrant will furnish supplementary a copy of any such omitted Schedule to the Commission upon request.